Exhibit 99(a)

Texas Utilities Electric Company

OFFICER'S CERTIFICATE


   Robert S. Shapard, the Treasurer of Texas Utilities Electric Company (the "Company"), pursuant to the authority granted in the Board Resolutions of the Company dated November 10, 1997, and Sections 201 and 301 of the Indenture defined herein, does hereby certify to The Bank of New York (the "Trustee"), as Trustee under the Indenture of the Company (For Unsecured Debt Securities) dated as of August 1, 1997 (the "Indenture") that:

     1.The securities of the second series to be issued under the Indenture shall be designated "Floating Rate Debentures due April 24, 2000" (the "Debentures of the Second Series"). All capitalized terms used in this certificate which are not defined herein but are defined in the form of Debentures of the Second Series attached hereto as Exhibit A shall have the meanings set forth in such Exhibit A; all other capitalized terms used in this certificate which are not defined herein but are defined in the Indenture shall have the meanings set forth in the Indenture;

     2.The Debentures of the Second Series shall be limited in aggregate principal amount to $350,000,000 at any time Outstanding, except as contemplated in Section 301(b) of the Indenture;

     3.The Debentures of the Second Series shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on April 24, 2000;

     4.The Debentures of the Second Series shall bear interest as provided in the form set forth in Exhibit A hereto;

     5.The principal and each installment of interest on the Debentures of the Second Series shall be payable at, and registration and registration of transfers and exchanges in respect of the Debentures of the Second Series may be effected at, the office or agency of the Company in The City of New York; provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto. Notices and demands to or upon the Company in respect of the Debentures of the Second Series may be served at the office or agency of the Company in The City of New York. The Corporate Trust Office of the Trustee will initially be the agency of the Company for such payment, registration and registration of transfers and exchanges and service of notices and demands and the Company hereby appoints the Trustee as its agent for all such purposes; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates any such office or

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agency and such agent. The Trustee will be the Security Registrar and the Paying Agent for the Debentures of the Second Series;

     6.The Calculation Agent for the Debentures of the Second Series shall be The Bank of New York, or its successor as Calculation Agent. At any time, the Company may designate a successor Calculation Agent, who may be any person or entity who is eligible to be a successor Trustee or co-trustee under the Indenture or who (a) is in fact independent, (b) does not have any direct material financial interest in the Company or in any affiliate of the Company,
(c) is not connected with the Company as an officer, employee, promoter, underwriter, partner, director or person performing similar functions, (d) is selected by an Authorized Officer and (e) is approved by the Trustee in the exercise of reasonable care;

     7.The Debentures of the Second Series will not be redeemable prior to maturity;

     8.The Debentures of the Second Series will be initially issued pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), in global form registered in the name of Cede & Co. (as nominee for The Depository Trust Company ("DTC"), New York, New York). The Debentures of the Second Series in global form shall bear the depository legend in substantially the form set forth in Exhibit A hereto. The Debentures of the Second Series shall contain restrictions on transfer, substantially as described in the form set forth in Exhibit A hereto. Each Debenture of the Second Series, whether in a global form or in a certificated form, shall bear the non-registration legend in substantially the form set forth in such form, unless otherwise agreed by the Company, such agreement to be confirmed in writing to the Trustee. Nothing in the Indenture, the Debentures of the Second Series or this certificate shall be construed to require the Company to register any Debentures of the Second Series under the Securities Act, unless otherwise expressly agreed by the Company, confirmed in writing to the Trustee, or to make any transfer of such Debentures of the Second Series in violation of applicable law;

     9.The Trustee, the Security Registrar and the Company will have no responsibility under the Indenture for transfers of beneficial interests in the Debentures of the Second Series. In connection with any transfer of Debentures of the Second Series, the Trustee, the Security Registrar and the Company shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the certificates and other information (in the forms of certificate of transfer and accredited investor certificate attached hereto as part of Exhibit A, or otherwise) received from the Holders and any transferees of any Debentures of the Second Series regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Security and any other facts and circumstances related to such transfer;

     10.No service charge shall be made for the registration of transfer or exchange of the Debentures of the Second Series; provided, however, that the Company may require
                                -2-
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payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer;

     11.If the Company shall make any deposit of money and/or Eligible Obligations with respect to any Debentures of the Second Series, or any portion of the principal amount thereof, as contemplated by Section 701 of the Indenture, the Company shall not deliver an Officer's Certificate described in clause (z) in the first paragraph of said Section 701 unless the Company shall also deliver to the Trustee, together with such Officer's Certificate, either:

          (A) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of the Debentures of the Second Series, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 701), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Debentures of the Second Series or portions thereof, all in accordance with and subject to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof; or

          (B) an Opinion of Counsel to the effect that, as a result of a change in law occurring after the date of this certificate, the Holders of such Debentures of the Second Series, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

     12.The Debentures of the Second Series shall have such other terms and provisions as are provided in the form set forth in Exhibit A hereto, and shall be issued in substantially such form;

     13.The undersigned has read all of the covenants and conditions contained in the Indenture relating to the issuance of the Debentures of the Second Series and the definitions in the Indenture relating thereto and in respect of which this certificate is made;

     14.The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein;

                                -3-
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     15.In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion whether or not such covenants and conditions have been complied with; and

     16.In the opinion of the undersigned, such conditions and covenants and conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent) to the authentication and delivery of the Debentures of the Second Series requested in the accompanying Company Order have been complied with.


                                -4-
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     IN WITNESS WHEREOF, I have executed this Officer's Certificate this 24th day of April, 1998.


                                          /s/ Robert S. Shapard
                                         -----------------------
                                              Robert S. Shapard
                                                 Treasurer




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                                                        EXHIBIT A

                      [depository legend]

     Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                        [non-registration legend]


"THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (1) TO THE COMPANY, (2) IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), OR
(5) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a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a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF, OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (o)(2) OF RULE 902 UNDER, REGULATION S UNDER THE SECURITIES ACT."

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No._______________
Cusip No.__________


                         [FORM OF FACE OF DEBENTURE]



[(See legend at the end of this Security for restrictions on transferability and change of form)]

TEXAS UTILITIES ELECTRIC COMPANY

FLOATING RATE DEBENTURES DUE APRIL 24, 2000

     TEXAS UTILITIES ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the State Texas (herein referred to as the "Company", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to

[Cede & Co.]

or registered assigns, the principal sum of

____________________________________________________________________________
Dollars
on April 24, 2000 (Maturity Date), and to pay interest on said principal sum, quarterly on January 24, April 24, July 24 and October 24 of each year (each an Interest Payment Date), commencing July 24, 1998, at the per annum interest rate determined by the Calculation Agent on each Interest Determination Date, as such terms are defined herein, until the principal hereof is paid or made available for payment. The amount of interest payable on any Interest Payment Date shall be computed on the basis of the actual number of days for which interest is payable in the relevant Interest Period, divided by 360. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th calendar day next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to on the reverse hereof.

          Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that, at the option of the Company, interest on this Security may be paid by check mailed to the address of the person entitled thereto, as such address shall appear on the Security Register.

                                A-2
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        Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                              TEXAS UTILITIES ELECTRIC COMPANY


                              By:_______________________________________

ATTEST:


____________________________


[FORM OF CERTIFICATE OF AUTHENTICATION]

CERTIFICATE OF AUTHENTICATION

Dated:

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                              THE BANK OF NEW YORK, as Trustee


                              By:_______________________________________
                                        Authorized Signatory


                                A-3
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                        [FORM OF REVERSE OF DEBENTURE]

        This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of August 1, 1997 (herein, together with any amendments thereto, called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer's Certificate filed with the Trustee on April 24, 1998 creating the series designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $350,000,000.

          The Securities of the Second Series will bear interest at a per annum rate (Interest Rate) determined by The Bank of New York, or its successor appointed by the Company as permitted by the Indenture, acting as calculation agent (Calculation Agent). The Interest Rate for each Interest Period will be equal to LIBOR (as defined below) on the second London Business Day (as defined below) immediately preceding the first day of such Interest Period (Interest Determination Date), plus .27%; provided, however, that in certain circumstances described below, the Interest Rate will be determined in an alternative manner without reference to LIBOR. Promptly upon such determination, the Calculation Agent will notify the Trustee of the Interest Rate for such Interest Period.

        Interest on the Securities of the Second Series will accrue from and including April 24, 1998 (Issue Date) to but excluding July 24, 1998 (the first Interest Payment Date) and thereafter from and including each Interest Payment Date to but excluding the next succeeding Interest Payment Date or Maturity Date, as the case may be.

        "London Business Day" shall mean a day on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date, are expected to be transacted, in the London interbank market.

        "LIBOR" for any Interest Determination Date will be the offered rate for deposits in U.S. dollars having an index maturity of three months for a period commencing on the second London Business Day immediately following the Interest Determination Date (Three Month Deposits) in amounts of not less than $1,000,000, as such rate appears on Telerate Page 3750 (as defined below), or a successor reporter of such rates selected by the Calculation Agent and acceptable to the Company, at approximately 11:00 A.M., London time, on the Interest Determination Date (Reported Rate).

        "Telerate Page 3750" means the display designated on page "3750" on Dow Jones Markets Limited (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. Dollar deposits).

        If the following circumstances exist on any Interest Determination Date, the Calculation Agent shall determine the Interest Rate for the Offered Bonds as follows:

                                A-4
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(i) In the event no Reported Rate appears on Telerate Page 3750 as of approximately 11:00 a.m. London time on an Interest Determination Date, the Calculation Agent shall request the principal London offices of each of four major banks in the London interbank market selected by the Calculation Agent (after consultation with the Company) to provide a quotation of the rate (Rate Quotation) at which Three Month Deposits in amounts of not less than $1,000,000 are offered by it to prime banks in the London interbank market, as of approximately 11:00 a.m. London time on such Interest Determination Date, that is representative of single transactions at such time (Representative Amounts). If at least two Rate Quotations are provided, the Interest Rate will be the arithmetic mean of the Rate Quotations obtained by the Calculation Agent, plus .27%.

     (ii) In the event no Reported Rate appears on Telerate Page 3750 and there are fewer than two Rate Quotations, the Interest Rate will be the arithmetic mean of the rates quoted at approximately 11:00 A.M. New York City time on such Interest Determination Date, by three major banks in New York City, selected by the Calculation Agent, for loans in Representative Amounts in U.S. dollars to leading European banks, having an index maturity of three months for a period commencing on the second London Business Day immediately following such Interest Determination Date, plus .27%; provided, however, that if fewer than three banks selected by the Calculation Agent are quoting such rates, the Interest Rate for the applicable period will be the same as the Interest Rate in effect for the immediately preceding Interest Period.

         Upon the request of the Holder of this Security, the Calculation Agent will provide to such Holder the Interest Rate in effect on the date of such request and, if determined, the Interest Rate for the next Interest Period.

         "Interest Period" shall mean the period commencing on an Interest Payment Date and ending on the day preceding the next succeeding Interest Payment Date, with the exception that the first Interest Period shall begin on the Issue Date and extend through the day preceding the first Interest Payment Date.

         If an Interest Payment Date or the Maturity Date for the Securities of the Second Series falls on a day that is not a Business Day in The City of New York, the related payment of interest or principal and interest may be made on the next succeeding Business Day with the same force and effect as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such dates.

         All percentages resulting from any calculation of any interest rate for the Securities of the Second Series will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one millionths of a percentage point rounded upward and all dollar amounts will be rounded to the nearest cent, with one-half cent being rounded upward.

         The Securities of this series will not be redeemable prior to maturity.

         The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture, including the Officer's Certificate described above.

                                A-5
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         If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of all series then Outstanding to waive compliance by the Company with certain restrictive provisions of the Indenture. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         The Securities of this series are issuable only in registered form without coupons in denominations of $5,000 and any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                                A-6
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         The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                                A-7
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                             [LEGEND

     Unless and until this Security is exchanged in whole or in part for certificated Securities registered in the names of the various beneficial holders hereof as then certified to the Corporate Trustee by The Depository Trust Company (55 Water Street, New York, New York) or its successor (the "Depositary"), this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of the Depositary and any amount payable thereunder is made payable to Cede & Co., or such other name, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

     This Security may be exchanged for certificated Securities registered in the names of the various beneficial owners hereof if (a) the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, or (b) the Company elects to issue certificated Securities to beneficial owners. Any such exchange shall be made upon receipt by the Trustee of a Company Order therefor and certificated Securities of this series shall be registered in such names and in such denominations as shall be certified to the Company and the Trustee by the Depositary.]

                       [CERTIFICATE OF TRANSFER]
                   TEXAS UTILITIES ELECTRIC COMPANY
               Floating Rate Debentures due April 24, 2000
                  Principal Amount $_________________

FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

     -----------------------------------------------------------
     Name and address of assignee must be printed or typewritten.



the referenced Security of the Company and does hereby irrevocably constitute and appoint to transfer the said Security on the books of the within-named Company, with full power of substitution in the premises.

The undersigned certifies that said Security is being resold, pledged or otherwise transferred as follows: (check one)

[ ] ;to the Company;

[ ] ;to a Person whom the undersigned reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A;

[ ] ;in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act;

[ ] ;to an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring this Security for investment purposes and not for distribution; (attach a copy of an Accredited Investor Certificate in the form annexed signed by an authorized officer of the transferee)

[ ] ;as otherwise permitted by the non-registration legend appearing on this Security; or

[ ] ;as otherwise agreed by the Company, confirmed in writing to the Trustee, as follows: [describe]






Dated:

                                A-9
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                [FORM OF ACCREDITED INVESTOR CERTIFICATE]


[Transferor Name and Address]



Ladies and Gentlemen:

  In connection with our proposed purchase of Floating Rate Debentures due April 24, 2000 (the "Debentures") issued by Texas Utilities Electric Company ("Issuer"), we confirm that:


     1. We have received a copy of the Offering Memorandum (the "Offering Memorandum") relating to the Debentures and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agree to the matters stated under the caption NOTICE TO INVESTORS in such Offering Memorandum, and the restrictions on duplication or circulation of, or disclosure relating to, such Offering Memorandum.

     2. We understand that any subsequent transfer of the Debentures is subject to certain restrictions and conditions set forth in the Indenture relating to Debentures (the "Indenture") and that any subsequent transfer of the Debentures is subject to certain restrictions and conditions set forth under NOTICE TO INVESTORS in the Offering Memorandum and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Debentures except in compliance with such restrictions and conditions and the Securities Act of 1933, as amended ("Securities Act").

     3. We understand that the offer and sale of the Debentures have not been registered under the Securities Act, and that the Debentures may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we sell any Debentures, we will do so only (A) to the Company, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Debentures (substantially in the form of this letter) and, if such transfer is in respect of an aggregate principal amount of Debentures at the time of transfer of less than $100,000, an opinion of counsel acceptable to the Issuer that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or
(F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Debentures from us a notice advising such purchaser that resales of the Debentures are restricted as stated herein.

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     4.   We understand that, on any proposed resale of any Debentures, we will be required to furnish to the Trustee and Issuer such certifications, legal opinions and other information as the Trustee and Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Debentures purchased by us will bear a legend to the foregoing effect.

     5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Debentures, and we and any accounts for which are acting are each able to bear the economic risk of our or its investment.

     6. We are acquiring the Debentures purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

    You, the Issuer and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
                                   Very truly yours,


                                   By:____________________
                                      Name:
                                      Title:



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